UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2008

The Boston Beer Company, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]		Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02. Termination of a Material Definitive Agreement.

      On November 19, 2008, the Company received notice from Diageo North America, Inc. ("Diageo") that it will be terminating the Packaging Service Agreement dated August 1, 2008, as amended (the "Agreement"), relating to the packaging services provided by the Company at its brewery located in Breinigsville, Pennsylvania (the "Brewery"). The termination is effective at the conclusion of the second phase of the Agreement on May 2, 2009, and resulted from Diageo's assessment of the capacity likely available to it after May 2, 2009. After that date, the capacity available to Diageo would have been limited to the spare capacity of the Brewery's two packaging lines, after taking account of the Company's needs for its own products, and any changeover time. No early termination penalties will apply.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.
(Registrant)

/s/ William F. Urich

Date: November 21, 2008	William F. Urich
Chief Financial Officer
(Signature)*

*Print name and title of the signing officer under his signature.

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